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                                                       EXHIBIT 5

                                                       [LOGO]

                          [LETTERHEAD]

                                                  April 27, 1998

AT&T Capital Corporation
44 Whippany Road
Morristown, New Jersey 07962

Newcourt Credit Group Inc.
BCE Place, 181 Bay Street, Suite 3500
Toronto, Ontario Canada M5J2T3

Ladies and Gentlemen:

                  I hereby refer to the Registration Statement on Form S-3 (File No. 333-48415) (the "Registration Statement") filed by AT&T Capital Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of one or more series of debt securities (the "Debt Securities") under the Indenture dated as of April 1, 1998 (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee") and warrants to purchase Debt Securities, currency warrants, index warrants and interest rate warrants (collectively, the "Warrants").

                  This opinion is being delivered to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  I am familiar with the proceedings to date with respect to the proposed issuance and delivery of the Debt Securities and Warrants and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also


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April 27, 1998
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assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral and written statements and representations of officers and other representatives of the Company and others. In addition, I have also relied upon the accuracy and completeness of all certificates and other statements, representations, documents, records, financial statements and papers reviewed by me, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in such documents, with respect to the factual matters set forth therein. Additionally, I have assumed that the Registration Statement, as finally amended, has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission.

                  Based on the foregoing, and assuming that the terms of each series of Debt Securities and Warrants are otherwise in compliance with applicable law at the time of issuance of such securities, I am of the opinion that:

         1. when the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended and, with respect to each series of Debt Securities, when (a) the amount, price, interest rate and other principal terms of the Debt Securities relating to such series of Debt Securities have been duly approved by the Board of Directors of the Company; (b) such Debt Securities shall have been duly authorized, executed and authenticated as provided in the Indenture and shall have been duly paid for and delivered in accordance with the provisions of the Distribution Agreement or Underwriting Agreement, substantially in the form filed as an exhibit to the Registration Statement, such Debt Securities will constitute legally valid and binding obligations of the Company enforceable in accordance with, and subject to, their terms and entitled to the benefits of the Indenture; and

         2. with respect to each issue of Warrants, when (a) the principal terms of the Warrants to be issued shall have been duly approved by the Board of Directors of the Company; (b) the applicable Debt Warrant Agreement, Currency Warrant Agreement, Index Warrant Agreement and/or Interest Rate Warrant Agreement, substantially in the forms filed as exhibits to the Registration Statement (collectively, the "Warrant Agreements") have been duly authorized and executed by the parties thereto; and (c) the Warrants shall have been duly authorized and executed by the Company and countersigned as provided in the Warrant Agreements and shall have been duly paid for and delivered pursuant to a prospectus and a prospectus supplement relating to such sale, such Warrants will constitute legally valid and binding obligations of the Company enforceable in accordance with, and subject to, their terms and the terms of the Warrant Agreements.


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April 27, 1998
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                  The opinions expressed herein are qualified to the extent that the enforceability of the Debt Securities and the Warrants and the obligations of the Company thereunder and the availability of certain rights and remedial provisions provided for in the Indenture and the applicable Warrant Agreements are subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship and moratorium laws and subject to the limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, to general principles of equity, regardless of whether enforcement is considered in proceedings in equity or at law, and to an implied covenant of good faith and fair dealing;

                  I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the offer and sale of the Debt Securities or the Warrants.

                  This opinion is limited to the laws of the United States of America and the State of New York, and I express no opinion with respect to the laws of any state or other jurisdiction.

                  The opinions set forth in this letter are based on the facts in existence and the laws in effect on the date hereof and I expressly disclaim any obligation to update the opinions herein, regardless of whether changes in such facts or laws come to my attention after the delivery hereof.

                  I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not concede that I am an expert within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                            Very truly yours,

                                            Glen J. DuMont



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